EXHIBIT 7.1


                            STOCK PURCHASE AGREEMENT

                                 by and between

                           Crescent International Ltd.

                                       and

                        Franklin Telecommunications Corp.

                           dated as of August 30, 1999
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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I CERTAIN DEFINITIONS..................................................1

        Section 1.1.  "Bid Price"..............................................1

        Section 1.2.  "Capital Shares".........................................1

        Section 1.3.  "Closing"................................................1

        Section 1.4.  "Closing Date"...........................................2

        Section 1.5.  "Commitment Period"......................................2

        Section 1.6.  "Common Stock"...........................................2

        Section 1.7.  "Condition Satisfaction Date"............................2

        Section 1.8.  "Daily Trading Value"....................................2

        Section 1.9.  "Damages"................................................2

        Section 1.10. "Early Put Shares".......................................2

        Section 1.11. "Early Put Warrant"......................................2

        Section 1.12. "Early Put Warrant Shares"...............................2

        Section 1.13. "Effective Date".........................................2

        Section 1.14. "Exchange Act"...........................................2

        Section 1.15. "Incentive Warrant Shares"...............................2

        Section 1.16. "Incentive Warrant"......................................2

        Section 1.17. "Investment Amount"......................................3

        Section 1.18. "Legend".................................................3

        Section 1.19. "Lowest Average Price"...................................3

        Section 1.20. "Material Adverse Effect"................................3

        Section 1.21. "Maximum Commitment Amount"..............................3

        Section 1.22. "Maximum Put Amount".....................................3

        Section 1.23. "Minimum Bid Price"......................................3

        Section 1.24. "Minimum Put Amount".....................................3

        Section 1.25. "Minimum Time Interval"..................................3

        Section 1.26. "NASD"...................................................3

        Section 1.27. "Outstanding"............................................3

        Section 1.28. "Person".................................................3

        Section 1.29. "Principal Market".......................................3

        Section 1.30. "Purchase Price".........................................3

        Section 1.31. "Put"....................................................4

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        Section 1.32. "Put Date"...............................................4

        Section 1.33. "Put Fees"...............................................4

        Section 1.34. "Put Notice".............................................4

        Section 1.35. "Put Notice Period"......................................4

        Section 1.36. "Put Shares".............................................4

        Section 1.37. "Registrable Securities".................................4

        Section 1.38. "Registration Rights Agreement"..........................4

        Section 1.39. "Registration Statement".................................4

        Section 1.40. "Regulation D"...........................................5

        Section 1.41. "SEC"....................................................5

        Section 1.42. "SEC Documents"..........................................5

        Section 1.43. "Section 4(2)"...........................................5

        Section 1.44. "Securities Act".........................................5

        Section 1.45. "Subscription Date"......................................5

        Section 1.46. "Subsidiary".............................................5

        Section 1.47. "Trading Day"............................................5

        Section 1.48. "Underwriter"............................................5

        Section 1.49. "Valuation Period".......................................5

        Section 1.50. "Warrants"...............................................5

        Section 1.51. "Warrant Shares".........................................5

ARTICLE II PURCHASE AND SALE OF COMMON STOCK; TERMINATION OF OBLIGATIONS;
           INCENTIVE WARRANT ..................................................5

        Section 2.1.  Investments..............................................6

        Section 2.2.  Mechanics................................................6

        Section 2.3.  Closings.................................................6

        Section 2.4.  Termination of Agreement and Investment Obligation.......7

        Section 2.5.  The Incentive Warrant....................................7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF INVESTOR.........................7

        Section 3.1.  Intent...................................................7

        Section 3.2.  Sophisticated Investor...................................7

        Section 3.3.  Authority................................................7

        Section 3.4.  Not an Affiliate.........................................8

        Section 3.5.  Organization and Standing................................8

        Section 3.6.  Absence of Conflicts.....................................8

        Section 3.7.  Disclosure; Access to Information........................8

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        Section 3.8.  Manner of Sale...........................................8

        Section 3.9.  Resale Restrictions......................................8

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................9

        Section 4.1.  Organization of the Company..............................9

        Section 4.2.  Authority................................................9

        Section 4.3.  Corporate Documents......................................9

        Section 4.4.  Books and Records........................................9

        Section 4.5.  Capitalization..........................................10

        Section 4.6.  Registration and Listing of Common Stock................10

        Section 4.7.  Financial Statements....................................10

        Section 4.8.  SEC Documents...........................................10

        Section 4.9.  Exemption from Registration; Valid Issuances;
                      New Issuances...........................................11

        Section 4.10. No General Solicitation or Advertising in
                      Regard to this Transaction..............................11

        Section 4.11. No Conflicts............................................11

        Section 4.12. No Material Adverse Change..............................12

        Section 4.13. No Undisclosed Liabilities..............................12

        Section 4.14. No Undisclosed Events or Circumstances..................12

        Section 4.15. No Integrated Offering..................................12

        Section 4.16. Litigation and Other Proceedings........................13

        Section 4.17. No Misleading or Untrue Communication...................13

        Section 4.18. Material Non-Public Information.........................13

ARTICLE V COVENANTS OF THE INVESTOR...........................................13

        Section 5.1.  Compliance..............................................13

        Section 5.2.  No Short Sales..........................................13

ARTICLE VI COVENANTS OF THE COMPANY...........................................13

        Section 6.1.  Registration Rights.....................................14

        Section 6.2.  Reservation of Common Stock.............................14

        Section 6.3.  Listing of Common Stock.................................14

        Section 6.4.  Exchange Act Registration...............................14

        Section 6.5.  Legends.................................................14

        Section 6.6.  Corporate Existence.....................................14

        Section 6.7.  Additional SEC Documents................................14

        Section 6.8.  Notice of Certain Events Affecting Registration;
                      Suspension of Right to Make a Put.......................14

        Section 6.9.  Consolidation; Merger...................................15

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        Section 6.10. Issuance of Put Shares, Warrant Shares and
                      Additional Shares.......................................15

        Section 6.11. Legal Opinion on Subscription Date......................15

        Section 6.12. No Similar Arrangement; Right of First Refusal..........16

ARTICLE VII CONDITIONS TO DELIVERY OF PUT NOTICES AND CONDITIONS
            TO CLOSING........................................................16

        Section 7.1.  Conditions Precedent to the Obligation of the
                      Company to Issue and Sell Common Stock..................16

        Section 7.2.  Conditions Precedent to the Right of the Company
                      to Deliver a Put Notice and the Obligation of the
                      Investor to Purchase Put Shares.........................17

        Section 7.3.  Due Diligence Review; Non-Disclosure of
                      Non-Public Information..................................19

ARTICLE VIII LEGENDS..........................................................20

        Section 8.1.  Legends.................................................20

        Section 8.2.  No Other Legend or Stock Transfer Restrictions..........22

        Section 8.3.  Investor's Compliance...................................22

ARTICLE IX INDEMNIFICATION; ARBITRATION.......................................22

        Section 9.1.  Indemnification.........................................22

        Section 9.2.  Method of Asserting Indemnification Claims..............23

        Section 9.3.  Arbitration.............................................26

ARTICLE X MISCELLANEOUS.......................................................26

        Section 10.1. Put Fees and Transaction Costs..........................26

        Section 10.2. Reporting Entity for the Common Stock...................27

        Section 10.3. Brokerage...............................................27

        Section 10.4. Notices.................................................27

        Section 10.5. Assignment..............................................28

        Section 10.6. Amendment; No Waiver....................................28

        Section 10.7. Annexes and Exhibits; Entire Agreement..................29

        Section 10.8. Survival................................................29

        Section 10.9. Severability............................................29

        Section 10.10.Title and Subtitles.....................................29

        Section 10.11.Counterparts............................................29

        Section 10.12.Choice of Law...........................................29

        Section 10.13.Other Expenses..........................................29

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                           STOCK PURCHASE AGREEMENT

                                by and between

                         Crescent International Ltd.

                                     and

                      Franklin Telecommunications Corp.

                         dated as of August 30, 1999

      This STOCK PURCHASE AGREEMENT is entered into as of the 30th day of August, 1999 (this "Agreement"), by and between Crescent International Ltd. (the "Investor"), an entity organized and existing under the laws of Bermuda, and Franklin Telecommunications Corp., a corporation organized and existing under the laws of the State of California (the "Company").

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase, up to $6,500,000 of the Common Stock (as defined below); and

      WHEREAS, such investments will be made in reliance upon the provisions of
Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

      NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                             CERTAIN DEFINITIONS

      Section 1.1. "Bid Price" shall mean the closing bid price as reported under Section 10.2 of this Agreement.

      Section 1.2. "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

      Section 1.3. "Closing" shall mean one of the closings of a purchase and sale of the Common Stock pursuant to Section 2.1.


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      Section 1.4. "Closing Date" shall mean, with respect to a Closing, the first Trading Day following the Put Notice Period related to such Closing, provided all conditions to such Closing have been satisfied on or before such Trading Day.

      Section 1.5. "Commitment Period" shall mean the period commencing on the Subscription Date and expiring on the earlier to occur of (i) the date on which the Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of the Maximum Commitment Amount, (ii) the date this Agreement is terminated pursuant to Section 2.4, or (iii) the date occurring two years from the Subscription Date.

      Section 1.6. "Common Stock" shall mean the Company's common stock, no par value per share.

      Section 1.7. "Condition Satisfaction Date" shall have the meaning set forth in Section 7.2 of this Agreement.

      Section 1.8. "Daily Trading Value" shall mean, on any Trading Day, the Bid Price multiplied by the trading volume of the Common Stock.

      Section 1.9. "Damages" shall mean any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in defense or settlement of, any action, suit or proceeding between any indemnified party and any indemnifying party or between any indemnified party and any third party, or otherwise, or any claim asserted).

      Section 1.10. "Early Put Shares" shall mean the shares of Common Stock purchased by the Investor from the Company on the Subscription Date pursuant to
Section 2.1(c).

      Section 1.11. "Early Put Warrant" shall mean the Early Put Warrant in the form of Exhibit C hereto issued pursuant to Section 2.1(d) of this Agreement.

      Section 1.12. "Early Put Warrant Shares" shall mean all shares of Common Stock issued or issuable pursuant to exercise of the Early Put Warrants.

      Section 1.13. "Effective Date" shall mean the earlier to occur of: (i) the date on which the SEC has declared effective a Registration Statement registering resale of Registrable Securities as set forth in Section 7.2(a) and
(ii) the date on which such Registrable Securities first become eligible for resale pursuant to Rule 144 of the Securities Act.

      Section 1.14. "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

      Section 1.15. "Incentive Warrant Shares" shall mean all shares of Common Stock issued or issuable pursuant to exercise of the Incentive Warrant.

      Section 1.16. "Incentive Warrant" shall mean the Incentive Warrant in the form of Exhibit B hereto issued pursuant to Section 2.5 of this Agreement.


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      Section 1.17. "Investment Amount" shall mean the dollar amount to be invested by the Investor to purchase Put Shares with respect to any Put Date as notified by the Company to the Investor in accordance with Section 2.2 hereof.

      Section 1.18. "Legend" shall have the meaning specified in Section 8.1.

      Section 1.19. "Lowest Average Price" shall mean the average of the lowest three consecutive Bid Prices during the applicable Valuation Period.

      Section 1.20. "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under any of (i) this Agreement, (ii) the Registration Rights Agreement and (iii) the Warrants.

      Section 1.21. "Maximum Commitment Amount" shall mean $6,500,000.

      Section 1.22. "Maximum Put Amount" shall mean $300,000.

      Section 1.23. "Minimum Bid Price" shall have the meaning set forth in
Section 7.2(j) of this Agreement.

      Section 1.24. "Minimum Put Amount" shall mean $200,000.

      Section 1.25. "Minimum Time Interval" shall mean the mandatory twenty-two
(22) Trading Days between any two Put Dates.

      Section 1.26. "NASD" shall mean the National Association of Securities Dealers, Inc.

      Section 1.27. "Outstanding" when used with reference to Common Shares or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not refer to any such Shares then directly or indirectly owned or held by or for the account of the Company.

      Section 1.28. "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      Section 1.29. "Principal Market" shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange, the Bulletin Board or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.


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      Section 1.30. "Purchase Price" shall mean, with respect to a Put, ninety-two percent (92%) of the Lowest Average Price.

      Section 1.31. "Put" shall mean each occasion the Company elects to exercise its right to tender a Put Notice requiring the Investor to purchase a discretionary amount of the Company's Common Stock, subject to the terms and conditions of this Agreement.

      Section 1.32. "Put Date" shall mean the Trading Day during the Commitment Period that a Put Notice to sell Common Stock to the Investor is deemed delivered pursuant to Section 2.2(b) hereof.

      Section 1.33. "Put Fees" shall have the meaning specified in Section 10.1 hereof.

      Section 1.34. "Put Notice" shall mean a written notice to the Investor setting forth the intended Closing Date and the Investment Amount that the Company intends to require the Investor to purchase pursuant to the terms of this Agreement.

      Section 1.35. "Put Notice Period" shall mean a period beginning on a Put Date and ending on a Closing Date; provided that in no event shall a Put Notice Period be less than seven (7) Trading Days.

      Section 1.36. "Put Shares" shall mean all shares of Common Stock issued or issuable pursuant to a Put that has been exercised or may be exercised in accordance with the terms and conditions of this Agreement.

      Section 1.37. "Registrable Securities" shall mean (i) the Put Shares, (ii) the Warrant Shares and (iii) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (w) the applicable Registration Statement has been declared effective by the SEC and all such Registrable Securities have been disposed of pursuant to the applicable Registration Statement, (x) all such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (y) such time as all such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (z) in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investor, all such Registrable Securities may be sold without registration or the need for an exemption from any registration requirements and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

      Section 1.38. "Registration Rights Agreement" shall mean the registration rights agreement in the form of Exhibit A hereto.

      Section 1.39. "Registration Statement" shall mean a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not,


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on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement and the Warrants and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

      Section 1.40. "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

      Section 1.41. "SEC" shall mean the Securities and Exchange Commission.

      Section 1.42. "SEC Documents" shall mean the Company's latest Form 10-K as of the time in question, all Forms 10-Q and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

      Section 1.43. " Section 4(2)" shall have the meaning set forth in the recitals of this Agreement.

      Section 1.44. "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

      Section 1.45. "Subscription Date" shall mean the date on which this Agreement is executed and delivered by the parties hereto.

      Section 1.46. "Subsidiary" shall mean any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

      Section 1.47. "Trading Day" shall mean any day during which the Principal Market shall be open for business.

      Section 1.48. "Underwriter" shall mean any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to a Registration Statement.

      Section 1.49. "Valuation Period" shall mean (i) with respect to the Subscription Date, the twenty-two (22) Trading Day period immediately preceding the Subscription Date, (ii) with respect to an Effective Date, the twenty-two
(22) Trading Day period immediately preceding such Effective Date and (iii) with respect to a Closing Date, the twenty-two (22) Trading Day period immediately preceding the applicable Put Date, during which the Purchase Price of the Common Stock is determined.

      Section 1.50. "Warrants" shall mean the Early Put Warrants and Incentive Warrant.

      Section 1.51. "Warrant Shares" shall mean the Early Put Warrant Shares and the Incentive Warrant Shares.


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                                   ARTICLE II

                      PURCHASE AND SALE OF COMMON STOCK;
                 TERMINATION OF OBLIGATIONS; INCENTIVE WARRANT

Section 2.1. Investments.

      (a) Puts. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII hereof), on any Put Date the Company may exercise a Put by the delivery of a Put Notice. The number of Put Shares that the Investor shall receive pursuant to such Put shall be determined by dividing the Investment Amount specified in the Put Notice by the Purchase Price with respect to such Put Date.

      (b) Maximum Amount of Puts. Unless the Company obtains the requisite approval of its shareholders in accordance with the corporate laws of California and the applicable rules of the Principal Market, no more than 19.9% of the Outstanding shares of Common Stock may be issued and sold pursuant to Puts and Warrants.

      (c) Early Put. The Company shall issue and sell and the Investor shall purchase, on the Subscription Date, shares of the Common Stock for an Investment Amount of $1,000,000 at the Purchase Price on the Subscription Date (the "Early Put Shares"). For the purpose only of such Early Put, the Investor waives the requirements of Section 2.2, and the conditions set forth in paragraphs (a) and (b) of Section 7.2 hereof.

      (d) Early Put Warrants. In addition to the Incentive Warrant (as defined hereinafter), on the Subscription Date, the Company shall issue to the Investor an Early Put Warrant with an exercise price of $0.01 for each share of Common Stock.

Section 2.2. Mechanics.

      (a) Put Notice. At any time during the Commitment Period, the Company may deliver a Put Notice to the Investor, subject to the conditions set forth in Section 7.2; provided, however, the Investment Amount for each Put as designated by the Company in the applicable Put Notice shall be neither less than the Minimum Put Amount nor more than the Maximum Put Amount.

      (b) Date of Delivery of Put Notice. A Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon New York time, or
      (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at any time on a day which is not a Trading Day. No Put Notice may be deemed delivered, on a day that is not a Trading Day.


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      Section 2.3. Closings. On each Closing Date for a Put, (i) the Company shall deliver irrevocable instructions to the transfer agent to prepare and deliver to the Investor a share certificate in the name of the Investor and in the amount of the applicable Put Shares and (ii) the Investor shall deliver to the Company the Investment Amount specified in the Put Notice by wire transfer of immediately available funds to the account designated in the Put Notice. In addition, on or prior to such Closing Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

      Section 2.4. Termination of Agreement and Investment Obligation. The Company shall have the right to terminate this Agreement at any time upon thirty
(30) days' written notice to the Investor. The Investor shall have the right to immediately terminate this Agreement (including with respect to any Put, notice of which has been given but the applicable Closing Date has not yet occurred) in accordance with Section 6.12 or in the event that: (i) the Registration Statement with respect to shares of Common Stock purchased through the Early Put is not effective within ninety (90) days following the Subscription Date, (ii) a Registration Statement with respect to shares of Common Stock purchased through any subsequent Put is not effective within ninety (90) days following the applicable Closing Date, (iii) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of thirty (30) Trading Days during the Commitment Period, (iv) the Company shall at any time fail to comply with the requirements of Section 6.2, 6.3, 6.4, 6.5, 6.6, 6.8 or 6.9.

      Section 2.5. The Incentive Warrant. On the Subscription Date, the Company shall issue the Incentive Warrant to the Investor. The Incentive Warrant shall be delivered by the Company to the Investor upon execution of this Agreement by the parties hereto. The Incentive Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company that:

      Section 3.1. Intent. The Investor is entering into this Agreement for its own account and the Investor has no view to the distribution of the Registrable Securities or Warrants and has no present arrangement (whether or not legally binding) at any time to sell the Registrable Securities or Warrants to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Registrable Securities or Warrants for any minimum or other specific term and reserves the right to dispose of the Registrable Securities or Warrants at any time pursuant to the Registration Statement and in accordance with federal and state securities laws applicable to such disposition.

      Section 3.2. Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Common Stock. The


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Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

      Section 3.3. Authority. Each of this Agreement and the Registration Rights Agreement has been duly authorized by all necessary corporate action and no further consent or authorization of the Investor, or its Board of Directors or stockholders is required. Each of this Agreement and the Registration Rights Agreement was validly executed and delivered by the Investor and each is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

      Section 3.4. Not an Affiliate. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

      Section 3.5. Organization and Standing. Investor is duly organized, validly existing, and in good standing under the laws of Bermuda.

      Section 3.6. Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, or, to the Investor's knowledge, (b) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, (c) conflict with or constitute a material default thereunder, (d) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (e) require the approval of any third-party (that has not been obtained) pursuant to any material contract to which Investor is subject or to which any of its assets, operations or management may be subject.

      Section 3.7. Disclosure; Access to Information. Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor. The Investor has received and reviewed copies of the SEC Documents.

      Section 3.8. Manner of Sale. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

      Section 3.9. Resale Restrictions. It is acknowledged by Investor that any Registrable Securities and Warrants to be acquired by Investor have not been registered under the federal securities laws or any applicable state securities laws in reliance upon exemptions available for non-public or limited offerings. Investor understands that Investor must bear the economic risk of the investment in the Registrable Securities and Warrants because the Registrable Securities and Warrants have not been so registered and therefore are subject to restrictions upon transfer such that they may not be sold or otherwise transferred unless registered under the applicable securities laws or an exemption from such registration is available. Investor will not reoffer, sell, assign, transfer, pledge, encumber, hypothecate or otherwise dispose of any Registrable Securities or the Warrants in the absence of an effective registration statement, qualification or authorization relating thereto under federal and applicable state securities laws or an opinion of qualified counsel satisfactory to the Company to the effect that the proposed transaction in the Registrable Securities or the Warrants will neither constitute or result in any violation of the federal or state securities laws. Subject to Section 8.1 of this Agreement, any certificate or other document that may be issued representing any shares of Registrable Securities or the Warrants may be endorsed with a legend to this effect.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that:

      Section 4.1. Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in the SEC Documents, the Company does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

      Section 4.2. Authority. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Warrants and to issue the Put Shares, the Warrants and the Warrant Shares; (ii) the execution and delivery of this Agreement and the Registration Rights Agreement, and the execution, issuance and delivery of the Warrants, by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (iii) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered, and the Warrants have been duly executed, issued and delivered, by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

      Section 4.3. Corporate Documents. The Company has furnished or made available to the Investor true and correct copies of the Company's Articles of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

      Section 4.4. Books and Records. The minute books and other similar records of the Company and its subsidiaries as made available to Investor prior to the execution of this

Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company and the subsidiaries. The stock transfer ledgers and other similar records of the Company and the subsidiaries as made available to Investor prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company and the subsidiaries. Neither the Company nor any subsidiary has any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or a subsidiary.

      Section 4.5. Capitalization. The authorized capital stock of the Company consists of 90,000,000 shares of Common Stock, of which 25,806,726 shares are issued and outstanding, and 10,000,000 shares of preferred stock, none of which are issued and outstanding. Except for (i) options to purchase not more than 11,422,000 shares of Common Stock with purchase prices between $0.10 and $2.78 per share; and (ii) warrants to purchase not more than 1,047,510 shares of Common Stock with purchase prices between $0.78 and $5.00 per share, there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

      Section 4.6. Registration and Listing of Common Stock. The Company has registered its Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date hereof, the Principal Market is the American Stock Exchange.

      Section 4.7. Financial Statements. Prior to the execution of this Agreement, the Company has delivered to the Investor true and complete copies of the following financial statements:

            (a) the audited balance sheets of the Company and its consolidated subsidiaries as of June 30, 1997, and June 30, 1998, and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report of such audited information by Singer Lewak Greenbaum & Goldstein LLP, and all letters from such accountants with respect to the results of such audits; and

            (b) the unaudited balance sheets of the Company and its consolidated subsidiaries as of March 31, 1999, found in the Company's 10-Q filed on April 29, 1999, for the quarterly period ended March 31, 1999 and the related unaudited consolidated statements of operations and stockholders' equity for the portion of the fiscal year then ended.

      The financial statements of the Company delivered to the Investor have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      Section 4.8. SEC Documents. The Company has delivered or made available to the Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may include summary notes and may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      Section 4.9. Exemption from Registration; Valid Issuances; New Issuances. The sale and issuance of the Warrants, the Warrant Shares, and the Put Shares in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, may and shall be properly issued pursuant to Rule 4(2), Regulation D and/or any applicable state law. When issued and paid for as herein provided, the Put Shares and the Warrant Shares shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Put Shares, the Warrants, or the Warrant Shares pursuant to, nor the Company's performance of its obligations under, this Agreement, the Registration Rights Agreement or the Warrants shall (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares, the Warrant Shares, or any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire the Capital Shares or other securities of the Company. The Put Shares and the Warrant Shares shall not subject the Investor to personal liability by reason of the ownership thereof. The Put Shares and Warrant Shares have been duly authorized by the Company, but have not been issued (whether or not subsequently repurchased by the Company) to any Person, and when issued to the Investor in accordance with this Agreement and the Warrants will not have been issued (whether or not subsequently repurchased by the Company) to any Person other than the Investor.

      Section 4.10. No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Put Shares, the Warrants, or the Warrant Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

      Section 4.11. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares, the Warrants and the Warrant Shares do not and will not (i) result in a violation of the Certificate or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing; provided, however, that for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (iii), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of the Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock or the Warrants in accordance with the terms hereof (other than any SEC, NASD or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the American Stock Exchange); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

      Section 4.12. No Material Adverse Change. Since June 30, 1998, no event has occurred that would have a Material Adverse Effect on the Company.

      Section 4.13. No Undisclosed Liabilities. The Company has no liabilities or obligations that are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company's businesses since June 30, 1998, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

      Section 4.14. No Undisclosed Events or Circumstances. Since June 30, 1998, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced.

      Section 4.15. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act.

      Section 4.16. Litigation and Other Proceedings. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect.

      Section 4.17. No Misleading or Untrue Communication. The Company, any Person representing the Company, and, to the knowledge of the Company, any other Person selling or offering to sell the Put Shares, the Warrants or the Warrant Shares in connection with the transactions contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

      Section 4.18. Material Non-Public Information. The Company is not in possession of, nor has the Company or its agents disclosed to the Investor, any material non-public information that (i) if disclosed, would, or could reasonably be expected to have, an effect on the price of the Common Stock or
(ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

                                   ARTICLE V

                          COVENANTS OF THE INVESTOR

      Section 5.1. Compliance. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Company's Common Stock is listed.

      Section 5.2. No Short Sales. During the thirty (30) days prior to the Subscription Date, neither the Investor nor any affiliate of the Investor has, and during the Commitment Period neither the Investor nor any affiliate of the Investor will (i) engage in any short sale of the Common Stock of the Company, or (ii) take any action or engage in any transaction for the purpose of affecting the market price of the Company's Common Stock. Nothing in this
Section 5.2 shall prohibit the Investor or any affiliate from making regular sales of the Common Stock acquired pursuant to this Agreement.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

      Section 6.1. Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all respects with the terms thereof.

      Section 6.2. Reservation of Common Stock. As of the date hereof, the Company has available and the Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Put Shares and the Warrant Shares; such amount of shares of Common Stock to be reserved shall be calculated based upon the minimum Purchase Price for the Put Shares under the terms and conditions of this Agreement and the Exercise Price of the Incentive Warrant and the maximum number of Early Put Warrant Shares issuable pursuant to the Early Put Warrant. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered.

      Section 6.3. Listing of Common Stock. The Company shall exercise best efforts to maintain the listing of the Common Stock on a Principal Market, and as soon as practicable (but in any event prior to the Closing Date for any Put) will cause the Put Shares and the Warrant Shares with respect to such Put to be listed on the Principal Market. The Company further shall, if the Company applies to have the Common Stock traded on any other Principal Market, include in such application the Put Shares and the Warrant Shares, and shall take such other action as is necessary or desirable in the opinion of the Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall use commercially reasonable efforts to continue the listing and trading of its Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

      Section 6.4. Exchange Act Registration. After each Registration Statement becomes effective, the Company shall cause the Common Stock covered by such Registration Statement to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act.

      Section 6.5. Legends. The certificates evidencing the Put Shares and the Warrant Shares shall be free of legends, except as provided for in Article VIII.

      Section 6.6. Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company.

      Section 6.7. Additional SEC Documents. During the Commitment Period, the Company shall deliver to the Investor, as and when the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

      Section 6.8. Notice of Certain Events Affecting Registration; Suspension of Right to Make a Put. The Company shall immediately notify the Investor, but in no event later than two (2) business days by facsimile and by overnight courier, upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) the declaration by the SEC of the effectiveness of a Registration Statement; and (vi) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, and the Company shall promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Put Notice during the continuation of any of the foregoing events. While in possession of material non-public information received from the Company, the Investor shall not dispose of any Registrable Securities until such information is disclosed to the public (a "Restricted Period"); provided that, if such Restricted Period exceeds one hundred twenty (120) days, the liquidated damages described in Section 1.1(c) of the Registration Rights Agreement shall be increased to three percent (3.0%) until such Restricted Period shall have elapsed.

      Section 6.9. Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement and the Warrants.

      Section 6.10. Issuance of Put Shares, Warrant Shares and Additional Shares. The sale of the Put Shares and the issuance of the Warrant Shares pursuant to exercise of the Warrants shall be made in accordance with the provisions and requirements of Regulation D and any applicable state law. Issuance of the Warrant Shares pursuant to exercise of the Warrants through a cashless exercise shall be made in accordance with the provisions and requirements of Section 3(a)(9) under the Securities Act and any applicable state law.

      Section 6.11. Legal Opinion on Subscription Date. The Company's independent counsel shall deliver to the Investor on the Subscription Date an opinion in the form of Exhibit D, except for paragraph 7 thereof.

      Section 6.12. No Similar Arrangement; Right of First Refusal. The Company shall refrain from entering into any other agreements, arrangements or understandings granting to the Company the right to sell shares of its securities to one or more investors in placements exempt from registration under the Securities Act until thirty (30) calendar days after this Agreement is terminated pursuant to Section 2.4 hereof (the "Exclusivity Period"). The Exclusivity Period shall not apply to an issuance of securities exempt from registration under the Securities Act by the Company in connection with any strategic investment, corporate partnering arrangements, or other situations in which the investment in the Company is not strictly a financial one. If the Company, for the purpose of obtaining any additional financing, wishes to sell shares of its securities in placements exempt from registration under the Securities Act during the Exclusivity Period (a "Sale") to a party other than the Investor (the "Third Party"), the Company shall first offer (the "Offer") to the Investor, in writing, the right to purchase such shares (the "Offered Shares") at the bona fide price offered by the Third Party (the "Offer Price"). The Offer shall grant the Investor the right during the five (5) Trading Days immediately following the date of the Offer to elect to purchase any or all of the Offered Shares. The Company, in connection with such a Sale, shall refrain from circumventing or attempting to circumvent the Investor's right of first refusal by way of making such a Sale to any of its affiliates without first making an Offer to the Investor. If the Investor so exercises it's right to purchase any or all of the Offered Shares, the purchase will be treated as a Put except that the purchase price for the Offered Shares shall be the Offer Price. The closing and method of payment shall be as provided for in Section 2.2 hereof and the Closing Date shall be seven (7) Trading Days after the Investor exercises such right. If the Investor fails to exercise its right to purchase any or all of the Offered Shares, then during the thirty (30) calendar days immediately following the expiration of such right, the Company shall be free to sell any or all of the Offered Shares to a purchaser for a purchase price not lower than the Offer Price payable on terms and conditions that are not more favorable to such purchaser than those contained in the Offer. In the event that the Company effects a Sale to a Third Party, the Investor may immediately terminate this Agreement.

                                   ARTICLE VII

                            CONDITIONS TO DELIVERY OF
                      PUT NOTICES AND CONDITIONS TO CLOSING

      Section 7.1. Conditions Precedent to the Obligation of the Company to Issue and Sell Common Stock. The obligation hereunder of the Company to issue and sell the Put Shares to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

            (a) Accuracy of the Investor's Representation and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

            (b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

      Section 7.2. Conditions Precedent to the Right of the Company to Deliver a Put Notice and the Obligation of the Investor to Purchase Put Shares. Following completion of the Early Put, the right of the Company to deliver a Put Notice and the obligation of the Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (i) the applicable Put Date and (ii) the applicable Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions:

            (a) Registration of the Registrable Securities with the SEC. As set forth in the Registration Rights Agreement, the Company shall have filed with the SEC either:

                  (i) a Registration Statement covering the resale of the Common Stock purchased by the Investor through the Early Put that shall have been declared effective by the SEC in no event later than ninety (90) days after the Subscription Date, and a Registration Statement covering the resale of the Common Stock purchased by the Investor through all subsequent Puts that shall have been declared effective by the SEC prior to any subsequent Put; or

                  (ii) a Combined Registration Statement (as defined in the Registration Rights Agreement) that shall have been declared effective by the SEC in no event later than ninety (90) days after the Subscription Date.

            (b) Effective Registration Statement. As set forth in the Registration Rights Agreement, the Registration Statement(s) shall have previously become effective and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to a Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of a Registration Statement, either temporarily or permanently, or intends or has threatened to do so

            (unless the SEC's concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist and (iii) with respect to the second Put only, the Company shall have notified the Investor in accordance with Section 6.8 that the Registration Statement covering the Registrable Securities purchased by the Investor through the Early Put has been declared effective by the SEC and (iv) at least 30 days shall have elapsed since the Initial Registration Statement (as defined in the Registration Rights Agreement) has been declared effective by the SEC.

            (c) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date).

            (d) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement and the Warrants to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

            (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement or otherwise has a Material Adverse Effect, and no actions, suits or proceedings shall be in progress, pending or threatened by any Person, that seek to enjoin or prohibit the transactions contemplated by this Agreement or otherwise could reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph (e), no proceeding shall be deemed pending or threatened unless one of the parties has received written or oral notification thereof prior to the applicable Closing Date.

            (f) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the NASD and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

            (g) Legal Opinion. The Company shall have caused to be delivered to the Investor, within five (5) Trading Days of the effective date of a Registration Statement, an opinion of the Company's independent counsel in the form of Exhibit D hereto, addressed to the Investor.

            (h) Due Diligence. Pursuant to Section 7.3, the Investor shall not have a material dispute with the Company as to the adequacy of the disclosure contained in the Registration Statement.

            (i) Five Percent Limitation. On each Closing Date, the number of Put Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock and Registrable Securities then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning no more than 4.9% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 13(d) of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section, in the event that the amount of Common Stock outstanding as determined in accordance with Section 13(d) of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and, if any, Warrant Shares would own more than 4.9% of the Common Stock following such Closing Date.

            (j) Minimum Bid Price. The Bid Price equals or exceeds $2.00 on each of the seven (7) Trading Days immediately preceding the Subscription Date and on each Trading Day during any Put Notice Period.

            (k) Minimum Average Daily Trading Value. The average of the Daily Trading Value during the twenty-two (22) Trading Days immediately preceding the applicable Put Notice Period equals or exceeds $160,000.

            (l) No Knowledge. The Company shall have no knowledge of any event more likely than not to have the effect of causing any Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen Trading Days following the Trading Day on which such notice is deemed delivered).

            (m) Minimum Time Interval. The Minimum Time Interval shall have elapsed since the immediately preceding Put Date.

            (n) Shareholder Vote. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

            (o) Other. On each Condition Satisfaction Date, the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2., including, without limitation, a certificate in substantially the form and substance of Exhibit E hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

      Section 7.3. Due Diligence Review; Non-Disclosure of Non-Public
Information.

            (a) The Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), and any Underwriter, any Registration Statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or Underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of such Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and Underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

            (b) Each of the Company, its officers, directors, employees and agents shall in no event disclose non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

            (c) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company shall, as hereinabove provided, immediately notify the advisors and representatives of the Investor and any Underwriters of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the applicable Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 7.3 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms and conditions of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that such Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in such Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VIII

                                     LEGENDS

      Section 8.1. Legends. Each of the Warrant and, unless otherwise provided below, each certificate representing Registrable Securities will bear the following legend (the "Legend"):

      THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A STOCK PURCHASE AGREEMENT, DATED AS OF AUGUST 30, 1999, BETWEEN FRANKLIN TELECOMMUNICATIONS CORP. AND CRESCENT INTERNATIONAL LTD. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM FRANKLIN TELECOMMUNICATIONS CORP.'S EXECUTIVE OFFICES.

      As soon as practicable after the execution and delivery hereof, but in any event within five (5) Trading Days hereafter, the Company shall issue to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit F hereto, with a copy to the Investor. Other than as required as a result of change in law, such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investor to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investor:

            (a) At any time after the applicable Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; provided that (i) the applicable Registration Statement shall then be effective and (ii) if reasonably requested by the transfer agent the Investor confirms to the transfer agent that the Investor has transferred the Registrable Securities pursuant to such Registration Statement and has complied with the prospectus delivery requirement.

            (b) At any time upon any surrender of one or more certificates evidencing Registrable Securities that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that the Investor is permitted to dispose of such Registrable Securities without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act.

      Section 8.2. No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 8.1 has been or shall be placed on the share certificates representing the Common Stock and no instructions or "stop transfers orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VIII.

      Section 8.3. Investor's Compliance. Nothing in this Article VIII shall affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

                                   ARTICLE IX

                          INDEMNIFICATION; ARBITRATION

      Section 9.1. Indemnification.

            (a) The Company agrees to indemnify and hold harmless the Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with its controlling persons from and against any Damages, joint or several, and any action in respect thereof to which the Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such controlling person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, unless such Damages result primarily from the Investor's gross negligence, recklessness or bad faith in performing its obligations under this Agreement; provided, however, that the maximum aggregate liability of the Company shall be limited to the amount actually invested by the Investor under this Agreement, and provided, further, that in no event shall this provision be deemed to limit any rights to indemnification arising under the Registration Rights Agreement.

            (b) The Investor agrees to indemnify and hold harmless the Company, its partners, affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with its controlling persons from and against any Damages, joint or several, and any action in respect thereof to which the Company, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such controlling person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Investor contained in this Agreement, as such Damages are incurred, unless such Damages result primarily from the Company's gross negligence, recklessness or bad faith in performing its obligations under this Agreement; provided, however, that the maximum aggregate liability of the Investor shall be limited to the amount actually invested by the Investor under this Agreement, and provided, further, that in no event shall this provision be deemed to limit any rights to indemnification arising under the Registration Rights Agreement.

      Section 9.2. Method of Asserting Indemnification Claims. All claims for indemnification by any Indemnified Party (as defined below) under Section 9.1 shall be asserted and resolved as follows:

            (a) In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 9.1 (an "Indemnified Party") might seek indemnity under Section 9.1 is asserted against or sought to be collected from such Indemnified Party by a person other than the Company, the Investor or any affiliate of the Company (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of
            Section 9.1 against any person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.1 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                  (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.2(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.1). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.1 with respect to such Third Party Claim.

                  (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.2(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause
                  (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

                  (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.1 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the Damages in the amount specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.1 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the period of thirty (30) calendar days immediately following the Dispute Period, such dispute shall be resolved by arbitration in accordance with Section 9.3.

            (b) In the event any Indemnified Party should have a claim under
            Section 9.1 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.1 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the Damages in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.1 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the period of thirty (30) calendar days immediately following the Dispute Period, such dispute shall be resolved by arbitration in accordance with Section 9.3.

      Section 9.3. Arbitration. Any dispute under this Agreement (including, without limitation, pursuant to Section 9.2) or the Warrants shall be submitted to arbitration and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (the "Board of Arbitration") selected as hereinafter provided. Each of the Company, on the one hand, and the Investor and/or any other Indemnified Party, on the other hand, shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by the other members. The Board of Arbitration shall meet on consecutive business days in New York City, New York or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration). In connection with rendering its decision, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practicable, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Company and the Investor and/or any other Indemnified Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Company and the Investor and/or any other Indemnified Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The non-prevailing party to any arbitration shall bear the expense of both parties in relation thereto, including but not limited to the parties' attorneys' fees, if any, and the expenses and fees of the Board of Arbitration.

                                   ARTICLE X

                                  MISCELLANEOUS

      Section 10.1. Put Fees and Transaction Costs. In connection with the execution of this agreement the following Put Fees and Transaction Costs (as defined below) are payable by the Company.

            (a) Put Fees. The Company shall pay certain fees (the "Put Fees") to the payee entities in accordance with Schedule 10.1. Crescent is authorized by the Company to retain and to pay on behalf of the Company Put Fees, to the payee entities in accordance with Schedule 10.1.

            (b) Transaction Costs. The fees, expenses and disbursements of the Investor's counsel (the "Investor Legal Fees") shall be paid as follows: (i) the Investor shall pay the initial $10,000 of Investor Legal Fees; (ii) the Company shall pay all Investor Legal Fees in excess of $10,000 and less than $20,000; and (iii) the Investor shall pay all Investor Legal Fees in excess of $20,000. The Company and the Investor shall share equally all the Investor due diligence costs in connection with the consummation of this Agreement and the transactions contemplated hereby (the "Due Diligence Costs," and together with the Investor Legal Fees, the "Transaction Costs"), provided that the Company's share of the Due Diligence Costs shall not exceed $10,000. The Company shall pay to the Investor the Company's share of the Transaction Costs on the Subscription Date, to the extent such share of the Transaction Costs can be determined on the Subscription Date. The Company shall pay its share of the remaining Transaction Costs to the Investor not later than ten (10) days after receipt of notice from the Investor that such amount is due. The Company agrees to pay its own expenses incident to the performance of its obligations hereunder.

      Section 10.2. Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on the Principal Market on any given Trading Day for the purposes of this Agreement shall be the Bloomberg L.P. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

      Section 10.3. Brokerage. Except as disclosed in Section 10.1, each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker which would impose a legal obligation to pay any fee or commission. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

      Section 10.4. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

            Franklin Telecommunications Corp.
            733 Lakefield Road
            Westlake Village, CA  91361
            Attention: Frank W. Peters
            Telephone: (805) 373-8868
            Facsimile: (805) 373-7373

with a copy (which shall not constitute notice) to:

            Hadden & Zepfel LLP
            4675 MacArthur Court, Suite 710
            Newport Beach, CA  92660
            Attention: Robert J. Zepfel, Esq.
            Telephone: (949) 752-6100
            Facsimile: (949) 752-6161

if to the Investor:

            Crescent International Ltd.
            c/o GreenLight (Switzerland) SA
            84, av Louis-Casai, P.O. Box 42
            1216 Geneva, Cointrin
            Switzerland
            Attention: Melvyn Craw/Maxi Brezzi
            Telephone: +41 22 791 72 56
            Facsimile: +41 22 929 53 94
with a copy (which shall not constitute notice) to:

            Rogers & Wells LLP
            200 Park Avenue, 52nd Floor
            New York, NY  10166
            Attention: Sara Hanks, Esq./Earl S. Zimmerman, Esq.
            Telephone: (212) 878-8000
            Facsimile: (212) 878-8375

Either party hereto may from time to time change its address or facsimile number for notices under this Section by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

      Section 10.5. Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any affiliate of the Investor upon the prior written consent of the Company, which consent shall not to be unreasonably withheld provided, however, that any such assignment or transfer shall relieve the Investor of its duties under this Agreement only upon performance thereof by any such assignee or transferee.

      Section 10.6. Amendment; No Waiver. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both parties hereto. The failure of the either party to insist on strict compliance with this Agreement, or to exercise any right or remedy under this Agreement, shall not constitute a waiver of any rights provided under this Agreement, nor estop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising such a right or remedy in the future.

      Section 10.7. Annexes and Exhibits; Entire Agreement. All annexes and exhibits to this Agreement are incorporated herein by reference and shall constitute part of this Agreement. This Agreement, the Warrants and the Registration Rights Agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, relating to the subject matter hereof.

      Section 10.8. Survival. The provisions of Articles VI, VIII, IX and X, and of Section 7.3, shall survive the termination of this Agreement.

      Section 10.9. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

      Section 10.10. Title and Subtitles. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

      Section 10.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.

      Section 10.12. Choice of Law. This Agreement shall be construed under the laws of the State of New York.

      Section 10.13. Other Expenses. In the event that a dispute between the parties is not determined by a Board of Arbitration, the non-prevailing party in any action, suit or proceeding shall bear all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in defense or settlement of such action, suit or proceeding.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                          Crescent International Ltd.

                          By: /s/Omar Ali  /s/ Maxi Brezzi
                             ---------------------------------------------------
                             GreenLight (Switzerland) S.A. as Investor's manager
                             Name:
                             Title:


                          Franklin Telecommunications Corp.

                          By: /s/ Tom Russell
                             ---------------------------------------------------
                             Name: Tom Russell
                             Title: VP CFO

                                SCHEDULE 10.1

The Company shall pay to the Payee entities the following Put Fees and Transaction Costs under Section 10.1, which Crescent shall then allocate as follows:

---------------------------------------------------------------------------------------------------------------------------
    Events           Fees /          Amount on which the fee is               Payee Entity                   Amount
Triggering the     Transaction               calculated
    payment           Costs
---------------------------------------------------------------------------------------------------------------------------
Subscription     Put Fee          Maximum Commitment Amount          GreenLight (Switzerland) S.A.    $56,875.00
Date
---------------------------------------------------------------------------------------------------------------------------
                                  Maximum Commitment Amount          The Volume Investor, Inc.        $20,562
                                                                     3 Piedmont Center
                                                                     Suite 310
                                                                     Atlanta GA 30305
---------------------------------------------------------------------------------------------------------------------------
                                  Maximum Commitment Amount          Frank Mauro                      $36,313
                                                                     3 Piedmont Center
                                                                     Suite 210
                                                                     Atlanta GA 30305
---------------------------------------------------------------------------------------------------------------------------
Closing Date     Put Fee          The Investment Amount of the       GreenLight (Switzerland) S.A     1.125%
for the Early                     Early Put                          Av. Louis-Casai
Put                                                                  CH 1216 Cointrin, Geneva
                                                                     Switzerland.
---------------------------------------------------------------------------------------------------------------------------
                                  The  Investment Amount of the      The Volume Investor, Inc.        0.407%
                                  Early Put                          3 Piedmont Center
                                                                     Suite 310
                                                                     Atlanta GA 30305
---------------------------------------------------------------------------------------------------------------------------
                                  The Investment Amount of the       Frank Mauro                      0.718%
                                  Early Put                          3 Piedmont Center
                                                                     Suite 210
                                                                     Atlanta GA 30305
---------------------------------------------------------------------------------------------------------------------------
Closing Date     Put Fee          Investment Amount of the Put       GreenLight  (Switzerland)  S.A.  1.125%
for a Put                                                            Av. Louis-Casai
                                                                     CH 1216 Cointrin, Geneva
                                                                     Switzerland.
---------------------------------------------------------------------------------------------------------------------------
                                  Investment Amount of the Put       The Volume Investor, Inc.        0.407%
                                                                     3 Piedmont Center
                                                                     Suite 310
                                                                     Atlanta GA 30305
---------------------------------------------------------------------------------------------------------------------------
                                  Investment Amount of the Put       Frank Mauro                      0.718%
                                                                     3 Piedmont Center
                                                                     Suite 210
                                                                     Atlanta GA 30305
---------------------------------------------------------------------------------------------------------------------------
Subscription     Legal Fees       Investor Legal Fees                Crescent International Ltd.      Investor Legal Fees
Date                                                                 C/o  GreenLight   (Switzerland)  less $10,000 up to
                                                                     S.A. Av. Louis-Casai             a maximum of $10,000
                                                                     CH 1216 Cointrin, Geneva
                                                                     Switzerland.
---------------------------------------------------------------------------------------------------------------------------
Subscription     Due Diligence    Due Diligence Costs with a         GreenLight (Switzerland) S.A.    50% with a maximum
Date             Costs            maximum amount of $25,000          Av. Louis-Casai                  of $10,000
                                                                     CH 1216 Cointrin, Geneva
                                                                     Switzerland.
---------------------------------------------------------------------------------------------------------------------------

                          Incentive Warrant Allocation


---------------------------------------------------------------------------------------------------------------------------
    Events           Fees /          Amount on which the fee is             Receiving Entity             Warrant Shares
Triggering the     Transaction               calculated
   issuance           Costs
---------------------------------------------------------------------------------------------------------------------------
Subscription     Incentive        N/A                                Crescent International Ltd.          340,000
Date             Warrant                                             GreenLight (Switzerland) S.A.
                                                                     Av. Louis-Casai
                                                                     CH 1216 Cointrin, Geneva
                                                                     Switzerland.
---------------------------------------------------------------------------------------------------------------------------
                 Incentive        N/A                                Frank Mauro                           60,000
                 Warrant                                             3 Piedmont Center
                                                                     Suite 210
                                                                     Atlanta GA 30305
---------------------------------------------------------------------------------------------------------------------------

                                  EXHIBIT A

                    FORM OF REGISTRATION RIGHTS AGREEMENT

                                  EXHIBIT B

                          FORM OF INCENTIVE WARRANT

                                  EXHIBIT C

                         FORM OF EARLY PUT WARRANT

                                  EXHIBIT D

             FORM OF OPINION OF THE COMPANY'S INDEPENDENT COUNSEL

August ___, 1999

Crescent International Ltd.
c/o GreenLight (Switzerland) SA
84, av Louis-Casai, P.O. Box 42
1216 Geneva, Cointrin
Switzerland

Re: Stock Purchase Agreement Between Crescent International Ltd. and Franklin Telecommunications Corp.

Ladies and Gentlemen:

      This opinion is furnished to you pursuant to Section [6.11] [7.2(g)] of the Stock Purchase Agreement by and between Crescent International Ltd., a Bermuda entity (the "Investor") and Franklin Telecommunications Corp. (the "Company"), dated August ___, 1999 (the "Stock Purchase Agreement"), which provides for the issuance and sale by the Company of up to _________ shares of Common Stock of the Company (the "Put Shares"), a warrant to purchase up to ________ shares of Common Stock of the Company (the "Incentive Warrant") and warrants to purchase a number of shares to be determined in accordance with the terms of such warrants (the "Early Put Warrants", and together with the Incentive Warrant, the "Warrants") (the shares of Common Stock issued or issuable pursuant to exercise of the Warrants are referred to herein as the "Warrant Shares"). All terms used herein have the meanings defined for them in the Stock Purchase Agreement unless otherwise defined herein.

      We have acted as counsel for the Company in connection with the negotiation of the Stock Purchase Agreement, the Warrants, and the Registration Rights Agreement between the Investor and the Company, dated August ___, 1999 (the "Registration Rights Agreement" and together with the Stock Purchase Agreement, the "Agreements"). As counsel, we have made such legal and factual examinations and inquires as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined, among other things, originals or copies of such corporate records of the Company, certificates of public officials and such other documents and questions of law that we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

      As used in this opinion, the expression "to our knowledge" refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company solely in connection with the Agreements and the Warrants and the transactions contemplated thereby.

    For purposes of this opinion, we have assumed that you have all requisite power and authority, and have taken any and all necessary corporate action, to execute and deliver the Agreements, and we are assuming that the representations and warranties made by the Investor in the Agreements and pursuant thereto are true and correct.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite power and authority (corporate and other) to carry on its business and to own, lease and operate its properties and assets as described in the Company's SEC Documents. To our knowledge, except as set forth in the SEC Documents, the Company does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the Company owns or leases property, other than those in which the failure so to qualify would not have a Material Adverse Effect.

      2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Agreements and the Warrants and to issue the Put Shares, the Warrants and the Warrant Shares. The execution and delivery of the Agreements, and the execution, issuance and delivery of the Warrants, by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the Agreements has been duly executed and delivered, and the Warrants have been, and upon issuance will be, duly executed, issued and delivered, by the Company and each of the Agreements and the Warrants constitutes, and upon issuance will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

      3. The execution, delivery and performance of the Agreements and the Warrants by the Company and the consummation by the Company of the transactions contemplated thereby, including without limitation the issuance of the Put Shares, the Warrant and the Warrant Shares, do not and will not (i) result in a violation of the Company's Articles or By-Laws; (ii) to our knowledge, conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, except for such conflicts, defaults, terminations, amendments, accelerations and cancellations as would not, individually or in the aggregate, have a Material Adverse Effect; or (iii) result in a violation of any federal or state law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound or affected, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. To our knowledge, the Company is not in violation of any terms of its Articles or Bylaws.

      4. The issuance of the Put Shares and the Warrants in accordance with the Stock Purchase Agreement, and the issuance of the Warrant Shares in accordance with the Warrants, will be exempt from registration under the Securities Act of 1933 and will be in compliance with California state securities laws. When so issued, the Put Shares and the Warrant Shares will be duly and validly issued, fully paid and nonassessable, and free of any liens, encumbrances and preemptive or similar rights contained in the Articles or Bylaws or, to our knowledge, in any agreement to which the Company is party.

      5. To our knowledge, except as disclosed in the SEC Documents, there are no claims, actions, suits, proceedings or investigations that are pending against the Company or its properties, or against any officer or director of the Company in his or her capacity as such, nor has the Company received any written threat of any such claims, actions, suits, proceedings, or investigations which are required to be and have not been disclosed in the SEC Documents.

      6. To our knowledge, there are no outstanding options, warrants, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any right to subscribe for or acquire any shares of Common Stock or contracts, commitments, understanding, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, except as described in the SEC Documents.

      [7. Nothing has come to our attention that has caused us to believe that the Registration Statement and the Prospectus at the time the Registration Statement became effective and as of the date of the filing with the Commission of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q incorporated by reference into such Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; however, we express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data derived therefrom included in the Registration Statement or the Prospectus.] [For Opinion pursuant to Section 7.2(g).]

      This opinion is furnished to the Investor solely for its benefit in connection with the transactions described above and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                          Very truly yours,

                                  EXHIBIT E

                            COMPLIANCE CERTIFICATE

                              -----------------

      The undersigned, __________, hereby certifies, with respect to shares of common stock of Franklin Telecommunications Corp. (the "Company") issuable in connection with the Put Notice, dated _____________ (the "Notice"), delivered pursuant to Article II of the Stock Purchase Agreement, dated August ___, 1999, by and between the Company and Crescent International Ltd. (the "Agreement"), as follows:

      1. The undersigned is the duly elected [Office] of the Company.

      2. The representations and warranties of the Company set forth in Article V of the Agreement are true and correct in all material respects as though made on and as of the date hereof.

      3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Closing Date related to the Notice and has complied in all material respects with all obligations and conditions contained in Article VII of the Agreement.

      The undersigned has executed this Certificate this ____ day of ________,
____.


                                      ------------------------------------
                                      Name:
                                      Title:

                                  EXHIBIT F

                     FORM OF TRANSFER AGENT INSTRUCTIONS